BENTLEY PHARMACEUTICALS, INC.
                              AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN

1.         PURPOSES OF THE PLAN AND TYPES OF OPTIONS

           (a) The purposes of this Stock Option Plan (the "Plan") of Bentley Pharmaceuticals, Inc., a Florida corporation (the "Corporation"), are (i) to make available shares of the Common Stock, par value $.02 per share (the "Common Stock"), of the Corporation for purchase on favorable terms by such employees (including officers) of the Corporation or its subsidiaries as the Board of Directors of the Corporation (the "Board"), or a committee thereof constituted for the purpose, may from time to time determine, and thus to promote the interests of the Corporation by attracting and retaining executive, management and other personnel of outstanding ability by enabling such personnel to participate in the long-term growth and financial success of the Corporation, and (ii) to attract and retain the services of experienced and knowledgeable non-employee directors ("Outside Directors") of the Corporation for the benefit of the Corporation and its Stockholders and to provide additional incentive for such Outside Directors to continue to work for the best interests of the Corporation and its Stockholders through continuing ownership of its Common Stock.

           (b) Stock options granted under the Plan may be of two types, incentive stock options ("Incentive Stock Options") and non-qualified stock options. It is intended that Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986 as now in effect or as later amended (the "Code") and shall be subject to the tax treatment described in Section 421 of the Code.

2.         STOCK SUBJECT TO THE PLAN

           Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to options under the Plan shall not exceed 500,000. Such shares may, in the discretion of the Board of the Corporation, consist of either in whole or in part of authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. In the event any option granted under the Plan shall expire, be cancelled or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall be available for the purpose of the Plan.

3.         ADMINISTRATION OF THE PLAN

           (a) The Plan shall be administered by the Board which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan


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to a committee (the "Committee") appointed by the Board and composed of not less than two directors (or such greater number as required by law), each of whom shall be a "Non-Employee Director" under Rule 16b-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). References hereinafter to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

           (b) The Committee shall determine, within the limits of the express provisions of the Plan, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant.

           (c) The Committee, in its sole discretion shall determine whether and to what extent options under the Plan shall be designated as Incentive Stock Options.

           (d) Each individual to whom an option is granted shall enter into a written Agreement with the Corporation, dated the date the option is granted, setting forth the terms and conditions of the option granted to him, which agreement shall contain such terms and conditions, consistent with the Plan, as the Committee shall approve.

           (e) Subject to the express provisions of the Plan, the Committee may interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of the respective option agreements (which need not be identical); and make all other determinations necessary or advisable for the administration of the Plan.

           (f) The determination of the Committee on the matters referred to in this Article 3 shall be conclusive.

4.         ELIGIBILITY

           (a) Subject to the provisions of paragraph (b) of this Article 4, options may be granted only to persons who are employees (which term shall be deemed to include officers) of the Corporation or of any subsidiary corporation of the Corporation (such subsidiary corporation being hereinafter called a "Subsidiary"). An employee who has been granted an option or options at any time may be granted an additional option or options at a later time or times if the Committee shall so determine.

           (b) Options may be granted to Outside Directors, subject to the same terms and conditions


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as options granted to employees,  except that clauses (a) through (c) of Article
9 and Article 11 shall not apply in any event.

           (c) No Incentive Stock Option may be granted under the Plan if such grant, together with any other applicable grant of Incentive Stock Options under the Plan or any other plan of the Corporation (and any parent or subsidiary corporation within the meaning of Section 424(e) and (f) of the Code) would exceed any applicable maximum established under Section 422 of the Code for incentive stock options. The aggregate fair market value (determined at the time the option is granted) of the shares as to which Incentive Stock Options may be granted under the Plan or any other plan of the Corporation, (and any parent corporation or subsidiary corporation within the meaning of Section 424(e) and
(f) of the Code) which are exercisable for the first time by such employee during any calendar year shall not exceed $100.000. If an option granted under the Plan exceeds such limitations, such option, to the extent of such excess, shall be a separate non-qualified option.

5.         OPTION PRICE

           The price at which shares of the Common Stock may be purchased pursuant to options granted under the Plan shall be not less than 100% of the fair market value of the Common Stock on the date an option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Corporation (or any parent or subsidiary corporation within the meaning of Section 424(e) or (f) of the Code) and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the Common Stock on the date the option is granted. The fair market value of the Common Stock on any day shall be the mean between the highest and the lowest quoted selling prices of the Common Stock on such day as reported by any national securities exchange that the Common Stock is listed on or the mean between the highest bid and lowest ask prices of the Common Stock on such day as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If fair market value cannot be calculated on such date on either of the foregoing bases, fair market value will be determined by the Committee. However, with respect to Incentive Stock Options, fair market value may be computed in any manner required or permitted by the Code and the regulations promulgated thereunder. The date on which the Committee approves the granting of an option shall be considered the date on which such option is granted. Notwithstanding the foregoing, no option may be granted at an option price that is less than the book value per share of the Common Stock as determined from the balance sheet of the Corporation as of the end of the quarter immediately preceding the date of grant (unaudited for the first three quarters of the fiscal year and audited for the last quarter).



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6.         TERM OF EACH OPTION

           The term of each option shall be for such period as the Committee shall determine, but not more than ten years from the date of the granting thereof, or such shorter period as is prescribed in Articles 9 and 11 hereof, provided that an option intended to qualify as an Incentive Stock Option shall have a term of not more than ten years, and further provided that if an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Corporation (or any parent or subsidiary corporation within the meaning of Section 424(e) and (f) of the Code) and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the term of such option shall be no more than five years. The term of each option granted to an Outside Director shall be ten years, or such shorter period as is prescribed in Article 9 hereof.

7.         EXERCISE OF OPTIONS

           (a) Subject to the provisions of Article 9, no option granted under the Plan shall be exercisable for one year after the date it is granted. Thereafter, an option shall become exercisable on such terms and at such times as the Committee shall determine. An option holder purchasing less than the number of shares available to him in any year under the option may purchase any such unpurchased shares in any subsequent year of the option term. The option shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares). The option may not be exercised in respect of a fraction of a share.

           (b) The purchase price of the shares as to which an option shall be exercised plus any required Federal income tax or other withholding amount shall be paid in full at the time of exercise by one or more of the following methods, as determined by the Committee: (i) in cash or by certified check, (ii) by transferring to the Corporation previously acquired shares of the Common Stock having an aggregate fair market value equal to the aggregate option exercise price of all options being exercised and/or (iii) by transferring to the Corporation previously acquired shares of the Common Stock having an aggregate fair market value less than the aggregate option exercise price of all options being exercised and cash or certified check for the balance of the aggregate option exercise price of all options being exercised. The fair market value of the shares so transferred to the Corporation shall be determined in accordance with the methods described in Article 5, but as of the date of exercise of the option. The Corporation shall not be required to deliver certificates for such shares until such payment has been made.

8.         NON-TRANSFERABILITY OF OPTIONS

           Except as provided in Article 9, no option may be exercised at any time unless the holder thereof is then an employee of the Corporation or of a Subsidiary, an Outside Director or a Director Emeritus (as that term is defined in paragraph (g) of Article 9), as the case may be. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and



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distribution,  and an option may be exercised, during the lifetime of the holder thereof, only by him or by his guardian or legal representative.

9.         TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD OF DIRECTORS

           (a) In the event that the employment of an employee to whom an option has been granted under the Plan shall be terminated (otherwise than by reason of death, disability or retirement), such option may, subject to the provisions of
Article 11 hereof, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three months after such termination but not thereafter, and in no event after the date on which, except for such termination of employment, the option would otherwise expire; provided, however, that if the Corporation terminates the employee's employment within a three-year period after a change in control of the Corporation (as defined in paragraph (g) of this Article 9), the employee during such three-month period after termination (but not after the date on which the option would otherwise expire) may exercise all or any part of the remaining unexercised portion of the option notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of termination.

           (b) In the event that the employment of an employee to whom an option has been granted under the Plan shall be terminated by disability or retirement (as those terms are defined in paragraph (g) of this Article 9), the remaining unexercised portion of the option may be exercised by the employee (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of termination) at any time within twelve months after such termination but not thereafter (except that an optionee holding Incentive Stock Option cannot exercise such option more than three months after termination of his employment unless he was disabled within the meaning of Section 22(e)(3) of the Code), and in no event after the date on which, except for such termination of employment, the option would otherwise expire.

           (c) If an employee to whom an option has been granted under the Plan shall die while he is employed by the Corporation or a Subsidiary or during the period following termination of employment in which the employee had a right to exercise the option under paragraph (a) or (b) of this Article 9, such option may be exercised (i) in the case of death while employed, as to all or any part of the remaining unexercised portion of the option, notwithstanding that the option had not yet become exercisable with respect to all or a part of such shares at the date of death, or (ii) in the case of death after termination of employment, to the extent that the employee was entitled to do so at the date of his death giving effect to the provisions of paragraphs (a) and (b) of this
Article 9, in either case by a legatee or legatees of such option under the employee's last will, or by his personal representatives or distributees, at any time within such period, not exceeding twelve months after his death, as shall be prescribed in the option agreement, but in no event after the date on which, except for such death, the option would otherwise expire.

           (d) In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability


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



(as that term is defined in paragraph (g) of this Article 9), without being designated as a Director Emeritus (as that term is defined in paragraph (g) of this Article 9), or if a Director Emeritus shall cease to retain such status (otherwise than by reason of death or disability), such option may be exercised (to the extent that the Outside Director or the Director Emeritus was entitled to do so at the time of cessation of service or termination of status), at any time within three months after such cessation of service or termination of status but not thereafter, and in no event after the date on which, except for such cessation of service or termination of status, the option would otherwise expire; provided, however, that if the Outside Director's cessation of service is the result of his removal or failure to be nominated for re-election to the Board, or if the termination of the Director Emeritus status occurs, within three years after a change in control of the Corporation (as defined in paragraph (g) of this Article 9), the Outside Director or Director Emeritus during such three month period after cessation of service or termination of status may exercise all or any part of the remaining unexercised portion of the option notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of cessation of service or termination of status. Except hereinabove provided, in the event an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board but shall have been designated as a Director Emeritus, his option shall continue to be exercisable as though such Director Emeritus continued to serve as an Outside Director.

           (e) In the event that an Outside Director to whom an option has been granted under the Plan shall cease on the Board by reason of disability or he shall become disabled (as such terms are defined in paragraph (g) of this
Article 9) while holding the status of Director Emeritus, the remaining unexercised portion of the option may be exercised by the Outside Director or Director Emeritus (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of disability) at any time within twelve months after such disability but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

           (f) If an Outside Director to whom an option has been granted under the Plan shall die (i) when he is serving on the Board or while holding the status of Director Emeritus, or (ii) within three months after cessation of service on the Board without the status of Director Emeritus or after termination of Director Emeritus status, or (iii) within twelve months after cessation of service on the Board or after termination of Director Emeritus status by reason of disability, such option may be exercise (x) in the case of death while serving on the Board or while holding the status of Director Emeritus, as to all or any part of the remaining unexercised portion of the option, notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of death, or (y) in the case of death after cessation of service on the Board without the status of Director Emeritus or after termination of Director Emeritus status or death after termination of such service or status by reason of disability, to the extent that the Outside Director or Director Emeritus was entitled to do so at the date of his death giving effect to the provisions of paragraphs (d) and (e) of this
Article 9, in each case by a legatee or legatees of such option under the Outside Director's or Director Emeritus' last will, or by his personal representatives or distributees, at any time within twelve months after this death, but in


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no event  after the date on which,  except  for such  death,  the  option  would otherwise expire.

           (g) For the purpose of this Article 9, "retirement" shall mean retirement no earlier than the normal retirement age pursuant to any pension or retirement plan of the Corporation or a Subsidiary; "disability" or "disabled" shall mean permanent mental or physical disability as determined by the Committee subject, in the case of Incentive Stock Options, to the requirements of Section 22(e)(3) of the Code; "Director Emeritus" shall mean an honorary title granted by majority vote of the members of the Board then serving; and "change in control of the Corporation" shall mean any acquisition by any corporation, person or entity, of the beneficial ownership, directly or indirectly, of voting stock of the Corporation resulting in such corporation, person or entity owning, directly or indirectly, 50% or more of such voting stock. For the purpose of the foregoing definition of change in control of the Corporation, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of voting stock of the Corporation (i) which it has the right to acquire, hold or vote pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity (A) with which it or its "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on August 24, 1978) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting stock of the Corporation, or (B) which is its "affiliate" or "associate". In computing the aforesaid percentage, the outstanding shares of voting stock of the Corporation shall include shares deemed owned through application of clauses (i) and (ii) but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

           (h) Options granted under the Plan to employees shall not be affected by any change of employment so long as the holder continues to be an employee of the Corporation or a Subsidiary. Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Corporation or a Subsidiary or limit or restrict in any way the right of the Corporation or any Subsidiary to terminate his employment at any time for any reason whatsoever.

10.        ADJUSTMENT OF AND CHANGES IN COMMON STOCK

           Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number of shares of Common Stock subject to each outstanding option, the option prices and the number of shares which may be exercised in any one year in the event of changes in the Common Stock by reason of any stock dividend, stock split-up, stock combination, exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation and the like; and, in the event of any such change in the Common Stock, the aggregate number of shares available under the Plan shall be appropriately adjusted by the Board or the Committee, whose determination shall be conclusive.



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11.        EMPLOYEE'S AGREEMENT TO SERVE

           Each employee receiving an option, shall as one of the conditions of receiving such option, and as an inducement to the Corporation to grant such option to him, agree that he will remain in the employ of the Corporation, or a Subsidiary, for a period of at least one year from the date the option is granted to him, and that he will, during such employment, serve the Corporation or such Subsidiary in good faith and use his best efforts at all times to promote its interests. Except as otherwise provided in a written agreement between the Corporation or such Subsidiary and such employee, such employment shall be at the pleasure of the Corporation or such Subsidiary and shall be at such rate of base compensation as the Corporation or such Subsidiary shall determine from time to time. If, during such one-year period, the employee's employment shall be terminated by the Corporation (otherwise than a termination within a three-year period after a change in control of the Corporation as defined in Article 9) or he shall terminate his employment, otherwise than by death, disability, retirement (as these terms are defined in Article 9) or with the consent or approval of the Corporation or such Subsidiary, or shall otherwise violate the provisions of the agreement referred to in this Article 11, the option or options then held by him shall forthwith terminate. The provisions of this Article 11 shall be incorporated in the option agreement to be executed and delivered by the Corporation and the individual to whom an option is to be granted.

12.        COMPLIANCE WITH SECURITIES LAWS

           The Committee may, in their discretion, require as a condition to the exercise of any option that the shares reserved for issue upon the exercise of the option shall have been duly listed, upon official notice of issuance, by the American Stock Exchange or by such other securities exchange upon which such shares are then listed, and either that (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act, with respect to such shares is effective at the time of such exercise or (b) there is an exemption from registration under such Act for the issuance of shares of Common Stock upon such exercise.

13.        AMENDMENT AND TERMINATION OF THE PLAN

           The Board, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent Stockholder approval which would (a) change the class of eligible participants as described in
Article 4 hereof; (b) increase the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extend the term of the Plan or the maximum option period provided under the Plan; (d) decrease the minimum option price provided in Article 5 hereof or (e) materially increase the benefits accruing to participants under the Plan. No options may be granted under the Plan after September 30, 2001, though options outstanding on such date shall not be affected by such termination.


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


           Notwithstanding the foregoing, the Board is expressly authorized to further amend the Plan or any portion thereof and/or to amend or direct the Committee to amend the terms of any option granted under the Plan in order to quality any previously granted option and/or any subsequently granted option as an Incentive Stock Option under Section 422 of the Code.

14.        DUTIES OF THE CORPORATION

           The Corporation shall at all times during the term of each option reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes or transfer taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith, except for required Federal income tax or other withholding amount.

15.        EFFECTIVE DATE OF PLAN

           The Plan is subject to approval at the 1991 Annual Meeting of Stockholders of the Corporation by the vote of the holders of a majority of the votes present in person or by proxy at such meeting. If approved, the Plan shall be effective as of September 30, 1991, the date of its adoption by the Board. If the Plan is not so approved, any options granted under the Plan will be void and of no further effect, and the Plan shall terminate. Any other provision of the Plan to the contrary notwithstanding, no options granted under the Plan may be exercised until after such stockholder approval, and if such approval is not obtained, such options shall be null and void.


                                       A-9